SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2013

POAGE BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35295	45-3204393
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1500 Carter Avenue, Ashland, Kentucky	41101
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (606) 324-7196

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 19, 2013, the Board of Directors of Poage Bankshares, Inc. (the “Company”) terminated its existing stock repurchase program, which was initially authorized by the Board of Directors of the Company on June 11, 2013 (the “Second Repurchase Program”). From June 11, 2013 through the date the Board terminated the Second Repurchase Program, the Company purchased a total of 18,961 shares of its common stock at a weighted average price of $15.00 per share under the Second Repurchase Program. The Company terminated the Second Repurchase Program due to the price limitations on stock repurchases under the Second Repurchase Program and to facilitate compliance with SEC rules regarding stock repurchases during the pendency of its acquisition of Town Square Financial Corporation.

Additionally, on November 19, 2013, the Board authorized a stock repurchase program pursuant to which the Company intends to purchase up to 12,650 shares of its issued and outstanding shares of common stock, pursuant to Securities and Exchange Commission rules regarding stock repurchases during the pendency of a merger transaction (the “Third Repurchase Program”). The repurchase program will commence on or about November 21, 2013 and, in accordance with applicable Securities and Exchange Commission rules, the Third Repurchase Program will terminate prior to the mailing of the proxy statement for the approval of the Company’s acquisition of Town Square Financial Corporation to its stockholders.

The Company’s stock repurchases pursuant to the Third Repurchase Program is dependent on certain factors, including but not limited to, the timing of the mailing of the Town Square Financial Corporation proxy statement, the timing of the Town Square Financial Corporation special meeting to approve the merger agreement, market conditions and prices, available funds and alternative uses of capital. The Third Stock Repurchase Program may be carried out through open-market purchases, block trades, negotiated private transactions and pursuant to a trading plan that will be adopted in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934. Any repurchased shares will be held by the Company as authorized but unissued shares.

Following the completion of the Town Square Financial Corporation special meeting, the Company’s Board of Directors may authorize a fourth stock repurchase program.

On November 20, 2013, the Company issued a press release regarding the termination of the Second Repurchase Program and the authorization of the Third Repurchase Program, which is included in this Current Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits

	99.1	Poage Bankshares, Inc. press release dated November 20, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POAGE BANKSHARES, INC.
DATE: November 20, 2013	By:	/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.
President and Chief Executive Officer